Exhibit 99

Press Release

Contacts:	Mel Payne, Chairman & CEO
Joe Saporito, CFO
Carriage Services, Inc.
713-332-8400
     FOR IMMEDIATE RELEASE

Ken Dennard / ksdennard@drg-e.com
Kip Rupp / krupp@drg-e.com
DRG&E
713-529-6600
CARRIAGE PROVIDES 2008 OUTLOOK
and 2007 Preliminary Results
Company begins search for new CFO as Saporito to leave in late April
FEBRUARY 4, 2008 – HOUSTON – Carriage Services, Inc. (NYSE: CSV) today announced management’s Outlook for 2008 and preliminary selected results for 2007.
•	Revenues of $178 million to $184 million for 2008 compared to preliminary revenues of $167.8 million for 2007 from continuing operations.

•	Consolidated EBITDA of $43 million to $45 million for 2008 compared to preliminary Consolidated EBITDA of $39.3 million for 2007 from continuing operations.

•	Consolidated EBITDA Margin of 24% to 25% for 2008 compared to preliminary Consolidated EBITDA Margin of 23.4% for 2007 from continuing operations

•	Diluted earnings per share of $0.48 to $0.52 for 2008 compared to preliminary diluted earnings per share of $0.39 for 2007 from continuing operations.
     Melvin C. Payne, Chairman and Chief Executive Officer, stated, “Based on our preliminary review, we are very pleased to report that we made significant progress during 2007 in all areas of our company and began to realize the potential earning power of our portfolio of businesses. While the transformation of Carriage continues, we have passed the tipping point on our goal of sustainable revenue, Consolidated EBITDA and EPS growth. During 2007 we achieved broadly effective execution of both our Standards Operating Model and Strategic Portfolio Optimization Model which was reflected in excellent financial results compared to historical trends. We expect the momentum of 2007 to continue into 2008 and beyond.”
2008 Outlook
     Carriage’s 2008 Outlook is intended to estimate results from continuing operations. Management believes it is appropriate to present a range of outcomes because of the uncertainties in estimating volumes, preneed sales, average revenue per service, Field EBITDA Margins and other key factors. Management expects to use Free Cash Flow (cash flow from operations less maintenance capital expenditures) to acquire additional businesses if and when available on acceptable terms and to invest in internal projects that will result in revenue and earnings growth and that provide a ROIC in excess of our cost of capital. In our 2008 Outlook, we have assumed no additional acquisitions. Although we are in the market reviewing candidates, we do not plan to close an acquisition in the first half of 2008 and will follow our policy of updating our Outlook when the closing of a transaction is certain. We do expect to invest more heavily during 2008 in internal growth projects, especially in cemetery inventory.
2008 Outlook
(in millions, except per share amounts)

			% Midpoint
	Range	Range Midpoint	Revenue
Revenues	$178—$ 184	$181	100%
Field EBITDA	$66—$ 68	$67	37.0%
Total Overhead	$22.5—23.5	$23	12.7%
Consolidated EBITDA	$43—$ 45	$44	24.3%
Net earnings from continuing operations	$9.5—10.5	$10	5.5%
Diluted earnings per share	$0.48—$0.52	$0.50	NA

     The primary drivers of the improved year over year financial results will be full year performance in 2008 Field EBITDA from businesses acquired during 2007 and broader and improved execution of our Standards Operating Model in our same store portfolio.
Preliminary Fourth Quarter 2007 Versus Fourth Quarter 2006 Selected Results
•	Revenues totaled $43.2 million in 2007 versus $37.4 million in 2006.

•	Consolidated EBITDA totaled $10.1 million in 2007 versus $9.0 million in 2006.

•	Consolidated EBITDA Margin was 23.3% in 2007 versus 24.1% in 2006.

•	Diluted EPS from continuing operations of $0.10 versus $0.07 in 2006.
Departure of CFO
     Mr. Payne continued, “Joe Saporito, our CFO, has informed us that he will be leaving Carriage at the end of April to pursue opportunities outside the death care industry. I want to thank Joe for his hard work, dedication and loyalty over the past five years while we have made tremendous changes to transform and position Carriage for success in the future. He is a man of impeccable integrity who has made many friends within Carriage, so he will be missed. We have begun a search for his replacement and look forward to naming his successor in due course.”
     Carriage Services will release final results for the quarter and year ended December 31, 2007 in early March with more detailed discussions of earnings, cash flow and financial position once the Company’s independent public accounting firm has completed its audit and report for those periods.
     Carriage Services is a leading provider of death care services and merchandise in the United States. As of February 4, 2008, Carriage operates 139 funeral homes in 25 states and 32 cemeteries in 11 states.
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Cautionary Note,” “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report and Form 10-K for the year ended December 31, 2006, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.
Disclosure of Non-GAAP Financial Measures
     We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding various financial and business trends relating to the Company’s financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with the non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating performance, allocating resources, and planning and forecasting future periods. To the extent this release contains historical and certain forward-looking non-GAAP financial measures, we have also provided corresponding GAAP financial measures for comparative purposes.
     Continuing operations refers to the businesses that are owned and not held for sale as of the most recent reported results for all periods and will differ from the results for the period as previously reported. Businesses sold, disposed or held for sale are reported in discontinued operations for all periods presented.
     We refer to the term “EBITDA” and “free cash flow” in various places of our financial discussion. EBITDA is defined by us as net income from continuing operations before interest expense and other financing costs, income tax expense, and depreciation and amortization expense. Free cash flow is defined by us as cash provided by operations less capital expenditures. EBITDA and free cash flow are not measures of operating performance under generally accepted accounting principles, or GAAP, and should not be considered in isolation nor construed as an alternative to operating profit, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP. You should also not consider EBITDA or free cash flow as measures of liquidity. Moreover, since EBITDA and free cash flow are not measures determined in accordance with GAAP and thus are susceptible to varying interpretations and calculations, EBITDA and free cash flow are as presented, may not be comparable to similarly titled measures presented by other companies.

Reconciliation of Net Income from continuing operations to EBITDA from continuing operations for the following periods (in 000s) presented at the midpoint of the range identified:

		Preliminary
	Three months	Three months
	ended	ended
	12/31/2006	12/31/2007
Net income from continuing operations	$1,381	$1,949
Provision for income taxes	$943	$1,272

Pre-tax earnings from continuing operations	$2,324	$3,221
Net interest expense, including loan cost amortization	$4,188	$4,513
Depreciation & amortization	$2,153	$2,346
Special charges	$368	—

EBITDA from continuing operations	$9,033	$10,080

Revenue from continuing operations	$37,427	$43,235
EBITDA margin from continuing operations	24.13%	23.31%

	Preliminary
	Year ended	Year ended
	12/31/07	12/31/08 E
Net income from continuing operations	$7,588	$10,000
Provision for income taxes	$4,953	$6,000

Pre-tax earnings from continuing operations	$12,541	$16,000
Net interest expense, including loan cost amortization	$17,233	$18,000
Depreciation & amortization	$9,526	$10,000

EBITDA from continuing operations	$39,300	$44,000

Revenue from continuing operations	$167,824	$181,000
EBITDA margin from continuing operations	23.42%	24.31%

5